Exhibit 5.1

MEISTER SEELIG & FEIN PLLC

125 PARK AVENUE, 7TH FLOOR

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 655-3500

www.meisterseelig.com

December 10, 2025

The Board of Directors

Coeptis Therapeutics Holdings, Inc.

105 Bradford Road, Suite 420

Wexford, Pennsylvania 15090

Re: Registration Statement on Form S-4 (File No. 333-288329)

Ladies and Gentlemen:

We have acted as counsel to Coeptis Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 25, 2025 (as amended or supplemented from time to time, the “Merger Agreement”), by and among (i) the Company, (ii) CP Merger Sub Inc., a Wyoming corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Z Squared Inc., a Wyoming corporation (“Z Squared”).

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) to be issued by the Company pursuant to the Merger Agreement (the “Issued Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement; (v) the business combination and transactions contemplated by the Merger Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law; (vi) the shareholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement; (vii) that the Issued Shares to be issued in connection with the Merger Agreement and the Registration Statement will be issued in compliance with applicable U.S. federal and state securities laws; (viii) at the time of the issuance of the Issued Shares, the total number of issued and outstanding shares of the Common Stock, together with the total number of shares of the Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended; and (ix) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

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We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. The opinions herein are as of the date hereof and are based on current law and facts and circumstances. We have no obligation, and expressly decline any undertaking, to revise or supplement this opinion or otherwise advise you should applicable law or the existing facts and circumstances change.

Based on the foregoing, upon the assumptions that there will be no changes in the documents we have examined and the other matters referred to above, we are of the opinion that, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the Issued Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Meister Seelig & Fein PLLC

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